UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

1401 Capital Avenue, Suite B, Plano, Texas 75074

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	[ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patrick Shearer as Chief Financial Officer

On July 2, 2021 (the “Commencement Date”), NuZee, Inc. (the “Company”) appointed Patrick Shearer to be the Company’s new Chief Financial Officer, effective immediately.

Mr. Shearer, age 53, was employed by Deloitte from 1993 to 2020. Most recently at Deloitte, Mr. Shearer served as Partner, Risk and Financial Advisory Services from 2004 to 2020. During this time, he was responsible for advising corporate and private equity clients on matters including accounting, finance, mergers, acquisitions, divestitures, and capital markets in a variety of industries, including consumer, industrials, services, and technology. Mr. Shearer also held numerous other leadership roles within Deloitte. During his time at Deloitte, Mr. Shearer was based in the firm’s Los Angeles and San Francisco, California and Nagoya and Tokyo, Japan offices. Mr. Shearer earned a Bachelor of Arts degree in economics from the University of California, Los Angeles. He is a licensed certified public accountant in the State of California.

On the Commencement Date, the Company entered into an employment agreement with Mr. Shearer in connection with his appointment as Chief Financial Officer (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Shearer is entitled to an annual base salary of $250,000 and an annual cash bonus opportunity (“Annual Bonus”), with an annual target bonus opportunity equal to 50% of his base salary (the “Target Bonus”) and an annual maximum bonus opportunity equal to 65% of his base salary, in each case based on the achievement of Company and/or individual performance goals that will be established by the Compensation Committee (the “Compensation Committee”) of the Board of Directors; provided that, depending on results, Mr. Shearer’s actual bonus may be higher or lower than the Target Bonus at the discretion of the Compensation Committee. Mr. Shearer is also eligible to participate in any equity compensation plan of the Company, including the NuZee, Inc. 2019 Stock Incentive Plan, and to receive future equity awards at the Board’s discretion.

In addition, pursuant to the Employment Agreement, the Company granted to Mr. Shearer on the Commencement Date an award of options to purchase 200,000 shares of the Company’s common stock. Subject to Mr. Shearer’s continued employment, the options vest as follows: (i) 80,000 options shall vest upon the first anniversary of the Commencement Date; (ii) 60,000 options shall vest upon the second anniversary of the Commencement Date; and (iii) 60,000 options shall vest upon the third anniversary of the Commencement Date. The options have an exercise price of $3.12 per share.

Pursuant to the Employment Agreement, if Mr. Shearer resigns for “good reason” or his employment is terminated by the Company without “cause,” each as defined in the Employment Agreement, Mr. Shearer is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one times his annual base salary as then in effect, plus (iii) an amount equal to one times the amount of the Annual Bonus actually paid to Mr. Shearer for the previous fiscal year, prorated based on the number of days actually worked in the fiscal year in which the effective date of termination occurs, plus (iv) reimbursement for premiums paid to continue Mr. Shearer’s health, dental and vision insurance pursuant to the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) until the earlier of 18 months or the date on which Mr. Shearer becomes eligible to participate in a group medical plan sponsored by any other employer.

Also under the Employment Agreement, if within 12 months following a change in control of the Company, as defined in the Employment Agreement, Mr. Shearer resigns for “good reason” or his employment is terminated by the Company without “cause,” Mr. Shearer is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one and one half times his annual base salary as then in effect, plus (iii) an amount equal to one and one half times the amount of the Annual Bonus actually paid to Mr. Shearer for the previous fiscal year, prorated based on the number of days actually worked in the fiscal year in which the effective date of termination occurs, plus (iv) reimbursement for premiums paid to continue Mr. Shearer’s health, dental and vision insurance pursuant to COBRA until the earlier of 18 months or the date on which Mr. Shearer becomes eligible to participate in a group medical plan sponsored by any other employer.

There are no arrangements or understandings between Mr. Shearer and any other persons pursuant to which Mr. Shearer was appointed as an executive officer. Mr. Shearer does not have any family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Shearer has any interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Severance Agreement with Shanoop Kothari

Shanoop Kothari’s resignation from the Company will become effective (the “Separation Date”) on the earlier of August 16, 2021 or the date that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Form 10-Q”) is filed with the Securities and Exchange Commission (the “SEC”). As a result of the appointment of Mr. Shearer as the Company’s new Chief Financial Officer, Mr. Kothari will no longer perform the duties and responsibilities of the Company’s principal financial officer or principal accounting officer as of the Commencement Date. As of the Commencement Date and until the Separation Date, Mr. Kothari is expected to serve in a role that consists primarily of assisting with the transition to Mr. Shearer as the Company’s new Chief Financial Officer.

In connection with Mr. Kothari’s resignation, the Company entered into a Severance Agreement and General Release with Mr. Kothari on July 2, 2021 (the “Severance Agreement”). Pursuant to the Severance Agreement, Mr. Kothari’s 50,737 outstanding restricted shares of common stock will be accelerated to immediately vest on the Separation Date, on the condition that the Company’s Form 10-Q has been timely filed with the SEC on or before August 16, 2021. In addition, Mr. Kothari will be entitled to reimbursement for premiums paid to continue health, dental and vision insurance pursuant to COBRA until the earlier of December 31, 2021 or the date on which Mr. Kothari becomes ineligible to participate in such COBRA coverage.

The foregoing description of the Severance Agreement is only a summary and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

CEO Cash Bonus for Fiscal Year 2022

On July 2, 2021, the Compensation Committee approved the parameters of the cash bonus for Masateru Higashida, the Company’s President and Chief Executive Officer (the “Fiscal Year 2022 Cash Bonus”), for the Company’s next fiscal year ending September 30, 2022 (“fiscal year 2022”). Pursuant to Mr. Higashida’s Executive Employment Agreement dated as of August 15, 2017, the Compensation Committee established the relevant performance metrics and goals for determining the amount of the Fiscal Year 2022 Cash Bonus that Mr. Higashida would be entitled to receive, assuming achievement by the Company of the respective target and maximum performance levels under each metric established for fiscal year 2022. The Fiscal Year 2022 Cash Bonus, if any, payable to Mr. Higashida will be determined by the extent to which the Company achieves certain performance objectives relating to the Company’s net revenues and net cash provided by operating activities in the fiscal year ended September 30, 2022, with a target Fiscal Year 2022 Cash Bonus opportunity of $105,000 and a maximum Fiscal Year 2022 Cash Bonus opportunity of $210,000.

CEO Equity Compensation for Fiscal Years 2022, 2023 and 2024

In addition, on July 2, 2021, the Compensation Committee approved a grant of nonqualified performance-based options (the “Options”) to Mr. Higashida to purchase 896,743 shares of the Company’s common stock, which represents the maximum number of Options that may be earned if all performance milestones are achieved, as further described below. The Options will vest, if at all, based on the extent to which the Company achieves certain performance objectives relating to the Company’s earnings before income taxes in each of fiscal year 2022 and the fiscal years ending September 30, 2023 (“fiscal year 2023”) and September 30, 2024 (“fiscal year 2024”). Pursuant to the award agreement (the “Award Agreement”), (i) 179,349 Options shall vest, if at all, in fiscal year 2022, (ii) 269,023 Options shall vest, if at all, in fiscal year 2023, and (iii) 448,371 Options shall vest, if at all, in fiscal year 2024, in each case based upon the Company’s achievement of a specified amount of earnings before income taxes in the respective fiscal year. The Options have an exercise price of $3.12 per share. The foregoing description of the Award Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of the Award Agreement. The form of the Award Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

CEO Bonus Determination for Fiscal Year Ended September 30, 2020

Also on July 2, 2021, the Compensation Committee awarded a deferred bonus of $75,000 payable to Mr. Higashida for his service to the Company in the prior fiscal year ended September 30, 2020.

Item 7.01.	Regulation FD Disclosure.

On July 6, 2021, the Company issued a press release announcing the appointment of Mr. Shearer as the Company’s new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions that the forward-looking information presented in this Current Report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this Current Report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those risk factors set forth in the Company’s filings with the SEC, including the most recent Annual Report on Form 10-K. Any forward-looking information presented herein is made only as of the date of this Current Report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement, dated July 2, 2021, by and between NuZee, Inc. and Patrick Shearer
10.2	Severance Agreement and General Release, dated July 2, 2021, by and between NuZee, Inc. and Shanoop Kothari
10.3	Form of Stock Option Agreement under the NuZee, Inc. 2019 Stock Incentive Plan (Performance-Based).
99.1	Press release, dated July 6, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: July 7, 2021	By:	/s/ Masateru Higashida
	Name:	Masateru Higashida
	Title:	Chief Executive Officer and President